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                                     EXHIBIT 23


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                           INDEPENDENT AUDITORS' CONSENT



Nobel Insurance Limited
Hamilton, Bermuda

Ladies and Gentlemen:

We consent to incorporation by reference in the registration statement (No. 33-51342) on Form S-8 of Nobel Insurance Limited of our report dated March 25, 1998, relating to the consolidated balance sheets of Nobel Insurance Limited and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997.






Hamilton, Bermuda
March 25, 1998